Exhibit 10.12

FORM OF STOCK OPTION GRANT
Laidlaw Energy Group, Inc.

This stock Option Agreement is dated as of November 15, 2007 between Laidlaw Energy Group Inc., a New York corporation (the "Company"), and Michael B. Bartoszek (the "Grantee").

1)
The Company hereby grants to the Grantee, as of the date set forth above in consideration of the Grantee's continued employment with the Company (including direct and indirect subsidiaries, an option (the "Option") to purchase an aggregate of 150,000,000 shares of the Common Stock of the Company, at an exercise price of US$.0001 per share, subject to the vesting, exercise provisions and other terms and conditions set forth below.

2)	The shares subject to the Option shall vest 100% as of the date hereof.

3)
If the Grantee ceases for any reason to be an employee of the Company or any direct or indirect subsidiary of the Company, any part of the Option not then vested will be cancelled and will be of no further force or effect.

4)
If the Grantee dies while in the employ of the Company, or any director indirect subsidiary of the Company, the Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his death, by his estate, personal representative or beneficiary, at any time within five (5) years after the date of death. If the Grantee ceases to be employed by the Company, or a direct or indirect subsidiary of the Company, by reason of his Disability, the Option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within five (5) years after such termination. "Disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute.

5)
The Option (or any part or installment thereof) may be exercised by the Grantee's delivering to the Company a duly executed Notice of Exercise of Option as described below, together with provision for payment of the full purchase price in accordance with this Agreement for the shares as to which the Option is being exercised, and upon compliance with any other conditions set forth in this Agreement. Such written notice must be signed  by the Grantee, state the number of shares with respect to which the Option is being exercised and contain any representations required by this Agreement. Payment of the purchase price for the shares as to which the Option is being exercised may be made (i) in United States dollars in cash or by check, or (ii) at the discretion of the Company's Board of Directors, by any other means, including a promissory note of the Grantee, which the Board of Directors determines to be acceptable.

6)	The Option granted herein is subject to the following additional terms and provisions:

a)
The Option is not transferable by the Grantee otherwise than by will or laws of descent and distribution to the Grantee's spouse and lineal descendants, and is exercisable, during the Grantee's lifetime, only by him or her.

b)
The Option may be exercised in whole or in part from time to time, provided that the Option may not be exercised as to less than one hundred (100) shares at any one time, unless it is being exercised in full and the balance of shares subject to the Option is less than one hundred.

c)
The shares of Common Stock underlying the Option and the exercise price therefor and the minimum number of shares that may be purchased at any one time will be appropriately adjusted from time to time for stock splits, reverse stock splits, stock dividends and reclassifications of shares.

d)
If the Company is to be consolidated with or acquired by another  entity in a merger, or in the event of a sale of all or substantially all of the Company's assets (an "Acquisition"), the Company may take such action with respect to the Option as the Company's Board of Directors may deem to be equitable and in the best interests of the Company and its stockholders under the circumstances, including, without limitation, (i) making appropriate provision for the continuation of the Option by substituting on an equitable basis for the shares then subject to the Option either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity or (ii) giving the Grantee reasonable advance notice of the pendency of the Acquisition and canceling the Option effective upon the Acquisition if it is not exercised prior to the Acquisition. Nothing contained herein will be deemed to require the Company to take, or refrain from taking, any one or more of the foregoing actions.

e)
The Grantee will not have any rights as a stockholder with respect to any shares of Common Stock covered by the Option except after due exercise of the Option and tender of the full purchase price for the shares being purchased pursuant to such exercise and registration of the shares in the Company's share register in the name of the Grantee.

7)
At any time when the Grantee wishes to exercise the Option, in whole or in part, the Grantee will submit to the Company, a duly executed Notice of Exercise of Option in the form attached hereto as Exhibit A.

8)
All notices made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party (b) when received, if sent by an overnight delivery service, postage prepaid, addressed, if to the Grantee, as set forth below and if to the Company, to the Company's principal offices.

[SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President and the Grantee has hereunto set his or her hand as of the date first above written.

LAIDLAW ENERGY GROUP, INC.

By:	/s/ Michael B. Bartoszek
Name: Michael B. Bartoszek
Title: President & CEO

/s/ Michael B. Bartoszek
(Signature)

[Michael B. Bartoszek]
(printed name)

c/o Laidlaw Energy
(address)

90 John St 4th FL NY, NY 10038